                                                                     EXHIBIT 4.4

                         REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the 5th day of December, 2001, by and among DOCUMENTUM, INC., a Delaware corporation (the "Company"), and THE BULLDOG GROUP INC., an Ontario corporation ("Bulldog" or the "Stockholder"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Acquisition Agreement (as hereinafter defined).

                                    RECITALS

      WHEREAS, an Asset Purchase Agreement (the "Acquisition Agreement") has been entered into of even date herewith among Documentum Canada Company, a Nova Scotia company ("Buyer"), the Stockholder, Empower Computerware Inc., an Ontario corporation ("Empower"), The Bulldog Group US, Inc., a Delaware corporation ("Bulldog US") and The Bulldog Group UK Limited, an English company ("Bulldog UK") (the Stockholder, Empower, Bulldog US and Bulldog UK shall be collectively referred to as the "Sellers"), pursuant to which the Buyer will direct the Company to issue shares of the Company's Common Stock (the "Shares") to Bulldog in trust for the Sellers in connection with the acquisition by the Buyer of certain assets from the Sellers.

      WHEREAS, the Acquisition Agreement provides that the Stockholder be granted certain registration rights with respect to the Shares as set forth in the Agreement.

      NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Acquisition Agreement, the parties mutually agree as follows:

                                    ARTICLE 1

                                     GENERAL

      1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

      "HOLDER" means the Stockholder and any permitted transferees under this Agreement.

      "REGISTER," "REGISTERED," AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.


                                       1.

      "REGISTRABLE SECURITIES" means (i) the Shares and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 promulgated under the Securities Act of 1933 ("Rule 144") or sold in a private transaction, except a transfer or assignment described in
Section 2.8(a).

      "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, accounting fees and the expense of any special audits incident to or required by any such registration.

      "SEC" OR "COMMISSION" means the Securities and Exchange Commission.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

      "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

      "SHARES" shall mean the Company's Common Stock issued to the Stockholder pursuant to the Acquisition Agreement (excluding the Escrowed Shares).

                                    ARTICLE 2

                     REGISTRATION; RESTRICTIONS ON TRANSFER

      2.1 RESTRICTIONS ON TRANSFER.

            (a) The Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until (A) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (B) such transfer is made according to Sections (a)(i) or (a)(ii) below and the transferee has agreed in writing for the benefit of the Company to be bound by this Section 2.1.

                  (i) (A) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require notification or opinions of counsel for transactions made pursuant to Rule 144.


                                       2.

                  (ii) Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

            (b) Each certificate representing the Shares shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in the Agreement):

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED AND THAT AN APPLICABLE EXEMPTION IS AVAILABLE OR AS PROVIDED IN SECTION 2.1 OF THAT CERTAIN REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE BULLDOG GROUP INC, DATED DECEMBER 5, 2001.

            (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

            (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

      2.2 FORM S-3 REGISTRATION. To the extent that the Registrable Securities have not been registered pursuant to Section 2.3, the Company has agreed to file with the SEC a Form S-3 registration statement covering the Registrable Securities and to use commercially reasonable efforts to cause such registration statement to become effective not later than 180 days from the date hereof.


                                       3.

      Notwithstanding any other provision of this Agreement, the Stockholder understands that there may be periods during which the Company's Board of Directors may determine, in good faith, that it is in the best interest of the Company and its stockholders to defer disclosure of material non-public information and that during such periods sales of Registrable Securities and the effectiveness of any registration statement covering Registrable Securities may be suspended or delayed. Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the development of any material non-public information, the Holder will forthwith discontinue the Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Holder's receipt of copies of an appropriately supplemented or amended prospectus (the "Blackout Period") and, if so directed by the Company, the Holder will use commercially reasonable efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, (i) the aggregate duration of all Blackout Periods in any one hundred eighty (180) day period shall not exceed thirty (30) days.

      The Company shall not be required to effect more than one (1) registration pursuant to this Section 2.2.

      2.3 PIGGYBACK REGISTRATION.

            (a) The Company shall notify the Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding any registration statement on Form S-4 or S-8) and will afford each the Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by the Holder. The Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by the Holder. If the Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

            (b) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of the Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding


                                       4.

any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the holders of the Company's Common Stock who have been granted registration rights (whether under this Agreement or any other agreement) on a pro rata basis based on the total number of registrable securities (as defined in the applicable grant of registration right) held by the Holders; and third, to any stockholder of the Company (other than the Holder) on a pro rata basis. If any Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of the Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

            (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

      2.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration pursuant to Section 2.2 and Section 2.3 shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders registered pro rata on the basis of the number of shares so registered by such Holder.

      2.5 OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities under Section 2.2 and 2.3, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective until the date one (1) year from the date of this Agreement or, if earlier, until the Holder or Holders have completed the distribution related thereto. Notwithstanding the foregoing, if the distribution is not complete on the first anniversary of the date of this Agreement and the Company is not satisfying the requirements of section (c) of Rule 144, the Company shall keep the registration statement effective until the earlier of the second anniversary of the date of this Agreement or the date Holder or Holders have completed their distribution related thereto.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as


                                       5.

may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (f) Notify the Holders promptly after any registration statement (or any supplement or amendment thereto) pursuant to Section 2.2 or 2.3 is declared effective.

            (g) Advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC and promptly use all commercially reasonable efforts to prevent the issuance of any stop order or obtain the withdrawal if such stop order has been issued.

      2.6 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Article II shall terminate and be of no further force and effect on the earlier of (i) one (1) year after the date of this Agreement, or (ii) the date on which all Registrable Securities covered by the registration statement have been sold.

      2.7 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 2.

      2.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Article 2 may be assigned by the Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, shareholder, general partner, limited partner, retired partner, member or former member of the Holder, or (b) is the Holder's family member or trust for the benefit of an individual Holder; provided, however, (i) the transferor shall, within twenty (20) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to


                                       6.

which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

      2.9 INDEMNIFICATION.

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, shareholders, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, shareholder, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, partner, officer, director, legal counsel, underwriter or controlling person of the Holder.

            (b) To the extent permitted by law, each Holder will, if Registrable Securities held by the Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls the Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other the Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in


                                       7.

reliance upon and in conformity with written information furnished by the Holder under an instrument duly executed by the Holder and stated to be specifically for use in connection with such registration; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or other Holder, or partner, officer, director, legal counsel or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the proceeds from the offering received by the Holder.

            (c) Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

            (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or


                                       8.

omission; provided, that in no event shall any contribution by the Holder hereunder exceed the proceeds from the offering received by the Holder.

            (e) The obligations of the Company and Holders under this Section
2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      2.10 RULE 144 REPORTING.

            (a) The Company agrees to use commercially reasonable efforts to:
(i) make and keep public information available, as those terms are described in Rule 144 promulgated pursuant to SEC regulations, (ii) file with the SEC in a timely manner all reports and other documents required by the Exchange Act, and
(iii) so long as a Holder holds Registrable Securities, furnish such Holder within a reasonable period of time following a written request from such Holder, a written statement by the Company as to its compliance with the items specified in (i) and (ii) of this Section.

            (b) All obligations of the Company under this Section 2.10 shall terminate and be of no further force and effect on the earlier of (i) two (2) years after the date of this Agreement, or (ii) the date on which no Holder continues to hold Registrable Securities.

      2.11 REPRESENTATIONS OF THE HOLDERS.

            (a) Holder is a person or entity that is not a U.S. Person.

            (b) The Shares acquired by the Holder will be acquired for investment for the Holder's own account, not as a nominee or agent, and not for the account or benefit of, a U.S. Person, and not with a view to the resale or distribution of any part thereof in the "United States" or to a "U.S. Person", and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

            (c) Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in the United States or to a U.S. Person, or any hedging transaction with any third person in the United States or to a United States resident, with respect to any of the Shares.

            (d) Holder understands that the Shares are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Regulation S thereof, and that the Company's reliance on such exemption is predicated on the Purchasers' representations set forth herein.


                                       9.

            (e) Holder hereby agrees to resell such Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an exemption from registration. Purchaser further agrees not to engage in hedging transactions with regard to such Shares unless in compliance with the Securities Act.

      2.12 REPRESENTATIONS OF THE COMPANY.

            (a) CAPITAL STRUCTURE. The authorized stock and outstanding stock of the Company is as described in the Company's most recent filings with the Securities and Exchange Commission since January 1, 2001 (the "SEC Documents"), excluding the exercise of stock options and the issuance of shares pursuant to the Company's employee stock purchase plan. Other than as set forth in the SEC Documents or options granted to employees and consultants in the ordinary course, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

            (b) AUTHORITY. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement (and the transactions contemplated thereby) have been duly authorized by all necessary action on the part of the Company and its board of directors. No vote of the Company's stockholders is needed to approve this Agreement or the transactions contemplated thereby. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) the extent that the enforceability of the indemnification provisions in this Agreement may be limited by applicable laws, and (iii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            (c) VALID ISSUANCE. The shares of the Company's Common Stock to be issued pursuant to this transaction will be duly authorized, validly issued, fully paid, non-assessable, free of any liens or encumbrances and not subject to any pre-emptive rights or rights of first refusal created by statute or the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or is bound.

            (d) SEC DOCUMENTS; COMPANY FINANCIAL STATEMENTS. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The SEC Documents contain an audited consolidated balance sheet of the Company as of December 31, 2000 and the related audited consolidated statements of income and cash flow for the year then ended and the Company's unaudited consolidated balance sheet as of September 30, 2001 (the "Company Balance Sheet") and the related unaudited consolidated


                                      10.

statements of income and cash flow for the nine-month period then ended (collectively, the "Company Financials"). The Company Financials, and notes thereto, are correct in all material respects and have been prepared in accordance with GAAP.

            (e) ABSENCE OF CERTAIN CHANGES. Since the date of the Company Balance Sheet, there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in or might reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of Parent and its subsidiaries, taken as a whole.

            (f) S-3 ELIGIBILITY. The Company is eligible to use a Registration Statement on Form S-3 for the registration of shares of its Common Stock for resale by holders of such Common Stock.

            (g) The representations and warranties of the Company made in this
Section 2.12 shall terminate on the Closing Date (as defined in the Asset Purchase Agreement).

      2.13 Holder understands and agrees that the certificates representing the Shares shall bear the following legend, in addition to any other legends required by applicable securities laws:

      "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED PURSUANT TO REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH, PURSUANT TO A REGISTRATION UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

                                    ARTICLE 3

                                  MISCELLANEOUS

      3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

      3.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

      3.3 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      3.4 AMENDMENT AND WAIVER.


                                      11.

            (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of a majority of the Registrable Securities.

            (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities.

      3.5 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on the Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

      3.6 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. All communications shall be sent to the party to be notified at the address as set forth on Exhibit A or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

      3.7 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

      3.8 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      3.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


                                      12.

      IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

DOCUMENTUM, INC.                             BULLDOG GROUP, INC.

By:/s/ Sayed Darwish                         Chris Strachan
   --------------------------------          -----------------------------------
                                             Print Name

Title  Vice President and Secretary          /s/ Chris Strachan
     ------------------------------          -----------------------------------
                                             Signature

6801 Koll Center Parkway                     CEO
Pleasanton, CA  94566                        -----------------------------------
                                             Title (if applicable)

                                             Address:


                                      13.

                                DOCUMENTUM, INC.

                          REGISTRATION RIGHTS AGREEMENT

                                DECEMBER 5, 2001

                               TABLE OF CONTENTS

                                                                                            PAGE
ARTICLE 1         GENERAL................................................................... 1

        1.1    Definitions.................................................................. 1

ARTICLE 2         REGISTRATION; RESTRICTIONS ON TRANSFER.................................... 2

        2.1    Restrictions on Transfer..................................................... 2

        2.2    Form S-3 Registration........................................................ 3

        2.3    Piggyback Registration....................................................... 4

        2.4    Expenses of Registration..................................................... 5

        2.5    Obligations of the Company................................................... 5

        2.6    Termination of Registration Rights........................................... 6

        2.7    Delay of Registration........................................................ 6

        2.8    Assignment of Registration Rights............................................ 6

        2.9    Indemnification.............................................................. 7

        2.10   Rule 144 Reporting........................................................... 9

        2.11   Representations of the Holders............................................... 9

        2.12   Representations of the Company...............................................10

ARTICLE 3         MISCELLANEOUS.............................................................11

        3.1    Governing Law................................................................11

        3.2    Successors and Assigns.......................................................11

        3.3    Separability.................................................................11

        3.4    Amendment and Waiver.........................................................11

        3.5    Delays or Omissions..........................................................12

        3.6    Notices......................................................................12

        3.7    Attorneys' Fees..............................................................12

        3.8    Titles and Subtitles.........................................................12

        3.9    Counterparts.................................................................12


                                       i.